EXHIBIT 10.1
                                                                    ------------


                        AMENDMENT TO EMPLOYMENT AGREEMENT

         This Amendment (the "Amendment") to the Employment Agreement, dated July 13, 2006 (the "Employment Agreement") by and between Comverse Technology, Inc., a New York corporation (the "Company"), and Paul L. Robinson (the "Executive") is entered into as of November 22, 2006 by and between the Company and the Executive (collectively, the "Parties").

                              W I T N E S S E T H:
                              -------------------

         WHEREAS, the Executive and the Company previously entered into the Employment Agreement, under which the Company continues to employ Executive;

         WHEREAS, the Board of Directors of the Company resolved, on November 17, 2006, to confer upon the Executive the title, duties and responsibilities of Chief Operating Officer of the Company in place of his title, duties and responsibilities of Chief Administrative Officer of the Company;

         NOW, THEREFORE, in consideration of good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto, intending to be legally bound, covenant and agree as follows:

         1. Amendment to Employment Agreement. The Employment Agreement is amended as follows:

         (a) The first sentence of Section 3 is deleted and replaced with the following two sentences: "As of the Effective Date and continuing though November 16, 2006, the Executive was employed as the Executive Vice President, Chief Administrative Officer and General Counsel of the Company. As of November 17, 2006 and continuing for the remainder of the Term of Employment, the Executive shall be employed as the Executive Vice President, Chief Operating Officer and General Counsel of the Company."

         (b) Exhibit A to the Employment Agreement is amended by adding the phrase "Chief Operating Officer duties," before the words "General Counsel duties" therein.

         2. Counterparts. This Agreement may be executed in two or more counterparts, each of which will be deemed an original, and all of which taken together will constitute one and the same written agreement, which will be binding and effective as to all the Parties.

         3. Binding Effect. This Agreement shall be binding upon each of the Parties hereto, and upon their respective successors and assigns, and shall inure to the benefit of each of the Parties hereto, and their respective successors and assigns. Subject to the foregoing sentence, no person not a Party hereto shall have any right under or by virtue of this Agreement.

         IN WITNESS WHEREOF, the Parties have caused this Amendment to be executed as of the date first set forth above.

                                          COMVERSE TECHNOLOGY, INC.



                                          By:   /s/  Avi T. Aronovitz
                                               --------------------------------
                                          Name:  Avi T. Aronovitz
                                          Title: Vice President of Finance,
                                                 Interim Chief Financial Officer
                                                 and Treasurer




                                          /s/  Paul L. Robinson
                                          ------------------------
                                          Paul L. Robinson
















                                       2